Exhibit 99.1

AITX's RAD Secures Orders Across Three Product Lines

Orders for Construction, Commercial Property and Logistics Applications to Contribute to Positive Cash Flow Goal

Detroit, Michigan, October 22, 2026 -- Artificial Intelligence Technology Solutions, Inc. (the "Company") (OTCID:AITX), a developer and operator of AI-driven security and productivity solutions for enterprise clients, today announced that its wholly owned subsidiary, Robotic Assistance Devices, Inc. (RAD), has secured recent orders for twelve devices across its RIO™ Mini, ROSA™ and TOM™ product lines. The orders span construction, commercial property and logistics applications, combining additional business from existing customers with orders through multiple channel partners.

AITX
Artificial Intelligence Technology Solutions Inc.
SECURE
RAD
an AITX company
ROBOTIC ASSISTANCE DEVICES
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12 Devices. 3 Product Lines.

Artist’s depiction of RAD’s RIO Mini at a construction site, ROSA at a commercial property and
TOM supporting visitor management in a logistics facility lobby.

A longstanding RAD channel partner ordered five ROSA units for a construction site in the Midwest. Separately, a security services partner ordered three ROSA units for customer projects that include commercial property security.

The recent orders also include two RIO Mini units for separate sites serving an existing customer in the construction sector. An existing global logistics customer ordered two additional TOM units, expanding its use of RAD's visitor management solutions in facility lobbies.

"I'm pleased that orders like these are becoming routine. That's exactly what we've been working toward," said Troy McCanna, Chief Security Officer and Chief Revenue Officer of RAD. "Customers adding devices, channel partners bringing us into more projects, and different industries finding applications for our solutions. We value every order, large or small. Each one represents a customer choosing RAD, and every deployment is an opportunity to prove our value and earn the next order."

The Company invites prospective clients, channel partners, and industry participants to connect with its team to learn how RAD's solutions can support their security and operational objectives.

About Artificial Intelligence Technology Solutions, Inc. (AITX)

AITX is a developer and provider of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and drive operational efficiency. Through its family of companies, including PURSUON, Inc. (formerly RAD-M), Robotic Assistance Devices, Inc. (RAD-I), Robotic Assistance Devices Residential (RAD-R), Robotic Assistance Devices Group (RAD-G), and Robotic Assistance Devices Lanka (Private) Limited (RAD Lanka), AITX develops and delivers a broad range of AI-driven technologies and services designed to transform security, automation, and operational workflows across multiple industries.

Through its primary subsidiary, RAD-I, AITX is redefining the nearly $50 billion U.S. security and guarding services industry1 with its AI-driven Solutions-as-a-Service model. RAD solutions are specifically designed to deliver cost savings of between 35% and 80% compared to traditional manned security and monitoring, utilizing a suite of stationary and mobile autonomous systems that complement, and in many cases replace, human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are primarily developed in-house.

All of RAD's solutions are designed to integrate with leading industry platforms and workflows, including an integration with Immix®, a provider of central station and remote monitoring software.

The Company has completed a SOC 2 Type 2 examination covering the controls, system scope and review period described in the related report, a form of independent attestation frequently requested by enterprise and government clients that require documented data protection and compliance practices.

AITX is led by Steve Reinharz, CEO/CTO and founder of the Company and all subsidiaries, who brings decades of experience in the security services industry. The broader AITX leadership and its subsidiaries draw on deep expertise across security, law enforcement, and robotics innovation, supporting the Company's ability to deliver practical and scalable solutions.

The Company's solutions are deployed across a wide range of industries including enterprises, government, transportation, critical infrastructure, education, and healthcare.

To learn more, visit www.aitx.ai, www.radsecurity.com, www.pursuon.com, www.radgroup.ai, www.saramonitoring.ai, www.radlightmyway.com, and www.stevereinharz.com, or follow Steve Reinharz on X @SteveReinharz. Information contained on, or accessible through, the foregoing websites and social media accounts is not incorporated by reference into, and does not form a part of, this press release or any of the Company's filings with the Securities and Exchange Commission.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

This press release contains forward looking statements, including statements regarding the anticipated delivery, deployment and use of the RIO Mini, ROSA and TOM devices described in this release; expected security, visitor management and operational benefits; the potential for additional purchases by existing customers, further business through security services partners and expansion across customer locations or industry sectors; and the Company's ability to sustain order activity, fulfill customer commitments and generate revenue from these orders.

Forward looking statements are based on management's current expectations and assumptions and are subject to significant risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, among others: the possibility that orders or related contractual arrangements are modified, delayed, canceled or terminated; delays or failures in manufacturing, component availability, quality control, transportation, site preparation, installation, commissioning or customer acceptance; the possibility that devices or related services do not perform as expected, meet customer requirements or deliver anticipated operational benefits under actual site conditions; interruptions, failures or limitations in detection, analytics, communications, visitor management, power, connectivity or other hardware and software functions; the Company's ability to provide reliable service and support; the possibility that existing customer relationships or security services partner activity do not produce additional orders, renewals or deployments; competition, customer budget constraints and changes in purchasing priorities, project schedules or operational requirements; customer concentration and the loss or reduction of business from significant customers; the Company's ability to fund operations and fulfill customer commitments; the Company's ability to obtain financing on acceptable terms or at all and the potential dilutive effect of such financing; the Company's history of operating losses and its ability to continue as a going concern; and the other risks described in the Company's most recent Annual Report and subsequent filings with the Securities and Exchange Commission, available at www.sec.gov.

The seven devices described in this release represent units ordered and should not be interpreted as confirmation that those units have been delivered, deployed, accepted or are generating revenue. Orders alone do not establish recognized revenue, recurring revenue, customer profitability or positive cash flow. Repeat purchases and orders through a security services partner do not assure additional business, contract renewals, expansion to other locations or broader industry adoption. References to orders becoming routine should not be interpreted as forecasts or assurances of a consistent order rate, accelerating sales or sustained future demand. Actual security and visitor management outcomes will depend on site conditions, deployment configurations, system performance, customer procedures, monitoring and response arrangements, and service requirements. RAD solutions do not guarantee the prevention of security incidents.

Forward looking statements are not guarantees of future performance. Readers are cautioned not to place undue reliance on these statements, which speak only as of the date of this release. Except as required by law, the Company undertakes no obligation to update or revise any forward looking statement. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company.

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Doug Clemons, Chief Marketing Officer
248-270-8273
doug.c@radsecurity.com

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1 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/